Exhibit 10.1

EXECUTION VERSION

COOPERATION AGREEMENT

This AGREEMENT, dated as of March 24, 2017 (this “Agreement”), is made and entered into by EVINE Live Inc., a Minnesota corporation (“EVINE” or the “Company”), and each of the persons set forth on the signature page hereto (each, an “Investor” and collectively, the “Investors” or, with their respective affiliates and associates, “Investor Group”) which presently are or may be deemed to be members of a “group” with respect to the common stock of the Company, $0.01 par value per share (the “Common Stock”), pursuant to Rule 13d-5 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, the Investor Group is deemed to beneficially own shares of the Common Stock totaling, in the aggregate, 2,271,708 shares of the Common Stock outstanding as of the date hereof; and

WHEREAS, the Company and the Investor Group have determined to come to an agreement with respect to certain matters relating to the composition of the Company’s Board of Directors (the “Board”) as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.            Board Composition.

(a)          Size of the Board. Upon the appointment of the New Independent Director (as defined below), the Company agrees to cause the Board to increase its size, as necessary, to accommodate the addition to the Board of the New Independent Director.

(b)          Identification, Appointment and Nomination of the New Independent Director. No later than thirty (30) calendar days from the date of execution of this Agreement, the Company shall take the necessary steps to cause the Board to appoint from the list of candidates set forth on Exhibit A or their replacements as set forth below (the “Director Candidate Pool”) one (1) new independent director (the “New Independent Director”) to serve on the Board until the 2017 annual meeting of stockholders (the “2017 Annual Meeting”). No later than five (5) business days after the date of this Agreement, the Investor Group shall provide the Board’s Corporate Governance and Nominating Committee with completed directors’ and officers’ questionnaires (in the form customarily used for the Company’s independent or non-management directors) for each of the candidates in the Director Candidate Pool as well as such biographical information as would be required to be included in a proxy statement filed by the Company with the SEC (the “SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company agrees to (i) nominate the New Independent Director for election to the Board at the 2017 Annual Meeting, (ii) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2017 Annual Meeting, that the shareholders of the Company vote to elect the New Independent Director as a director of the Company at the 2017 Annual Meeting for a term of office expiring at the 2018 annual meeting of the shareholders of the Company (the “2018 Annual Meeting”), and (iii) solicit, obtain proxies in favor of and otherwise support the election of the New Independent Director at the 2017 Annual Meeting, in a manner no less favorable than the manner in which the Company supports other nominees for election at the 2017 Annual Meeting.

(c)          Replacement of New Independent Director. In the event that the New Independent Director (or his replacement appointed pursuant to this paragraph) is unable or unwilling to serve as a director of the Company (other than on account of failure to be elected or reelected) during the Standstill Period (as such term is defined in Section 3 below), the Company shall select a replacement candidate from the Director Candidate Pool (the “Replacement New Independent Director”), provided that at such time the Director Candidate Pool has at least four director candidates, at least one of whom must (i) qualify as “independent” pursuant to the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards, (ii) have, in the reasonable and good faith judgment of the Company, relevant financial and business experience to serve on the Board, and (iii) be independent of the Investor Group. The Investor Group shall have the exclusive right to add individuals to the Director Candidate Pool, provided that any individuals added to the Director Candidate Pool after the date hereof must be approved by the Company, such consent not to be unreasonably withheld. The Company shall appoint any such replacement candidate who meets the foregoing criteria to the Board to replace the then New Independent Director, with such replacement candidate to serve as a director and as a member of those Board committees on which the then New Independent Director served, in each case, during the unexpired term, if any, of the then New Independent Director and such replacement candidate shall be considered the New Independent Director for all purposes of this Agreement.

(d)          Board Policies and Procedures. The Investor Group acknowledges that the New Independent Director shall be required to comply with all policies, processes, procedures, codes, rules, standards, and guidelines applicable, from time to time, to members of the Board, including, but not limited to, the Company’s Code of Conduct, and policies on confidentiality, ethics, hedging and pledging of Company securities, public disclosures, stock trading, and stock ownership (provided that any amendment or revision of the foregoing shall not affect any rights of the Investor Group provided in this Section 1), and the New Independent Director and the Investor Group shall provide the Company with such information as is reasonably requested by the Company concerning the New Independent Director and/or the Investor Group as is required to be disclosed under applicable law or stock exchange regulations, including the completion of the Company’s current standard director and officer questionnaire for all independent or non-management directors, in each case as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the SEC.

(e)          Rights and Benefits of the New Independent Director. The Company agrees that the New Independent Director shall receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board, and (iii) such other benefits on the same basis as all other non-management directors on the Board, including, without limitation, having the Company (or its legal counsel) prepare and file with the SEC, at the Company’s expense, any Forms 3, 4 and 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.

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(f)           Committee Appointment. The Company agrees that the Board shall appoint the New Independent Director to at least one (1) committee of the Board and have the New Independent Director serve on such committee(s) until the 2018 Annual Meeting; provided that, with respect to any committee appointment, the New Independent Director is and continues to remain eligible to serve as a member of any such committee pursuant to applicable law and the rules of NASDAQ, if any, that are applicable to the composition of such a committee. In the event of the replacement of the New Independent Director as set forth above, the substitute New Independent Director shall be promptly appointed to the committee seats vacated by the then current New Independent Director to serve until the 2018 Annual Meeting; provided that, with respect to any committee appointment, the substitute New Independent Director is and continues to remain eligible to serve as a member of any such committee pursuant to applicable law and the rules of NASDAQ, if any, that are applicable to the composition of such a committee.

2.            Withdrawal of Advance Notice of Nomination. Effective immediately upon the execution of this Agreement and until the expiration of the Standstill Period, the Investor Group hereby irrevocably withdraws the advance notice of nomination that it submitted to the Company on March 24, 2017 and any and all amendments and supplements thereto, agrees not to bring any other nominations, business or proposals before or at the 2017 Annual Meeting agrees not to deliver to the Company or any representative thereof any advance notices of nominations or shareholder proposals with respect to any meeting of the Company’s shareholders.

3.            Standstill.

(a)          Each Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period (as defined below), without the prior written authorization or invitation of the Board, neither it nor any of its Related Persons (as defined herein) will, and it will cause each of its Related Persons not to, directly or indirectly, in any manner:

(i)                 Publicly propose or publicly announce or otherwise publicly disclose an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, (x) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (y) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (z) any form of tender or exchange offer for the Common Stock, whether or not such transaction involves a change of control of the Company; provided, however, that this clause (i) shall not preclude the tender by any Investor of any securities of the Company into any tender or exchange offer not made, financed or otherwise supported by the Investor Group or any Affiliate or Associate thereof or preclude the ability of any Investor to vote its shares of Common Stock for or against any transaction involving the Company’s securities where the transaction is not proposed or sponsored by any Investor or any Affiliate or Associate thereof.

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(ii)               engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or assist or participate (other than by determining how to vote their own shares) in any other way, directly or indirectly, in any solicitation of proxies or written consents with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board;

(iii)             acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any additional securities of the Company or any rights decoupled from the underlying securities of the Company, to the extent that the Investor Group’s total beneficial ownership would exceed in the aggregate (amongst all of the Investors and any Affiliate or Associate thereof) 9.9% of the Common Stock outstanding.

(iv)             Except in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the Investors to any person or entity not (A) a party to this Agreement, (B) a member of the Board, (C) an officer of the Company, or (D) an Affiliate or Associate of the Investors (any person or entity not set forth in clauses (A)-(D) shall be referred to as a “Third Party”) that would knowingly result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any, beneficial, economic or other ownership interest representing in the aggregate in excess of five percent (5%) of the shares of Common Stock outstanding at such time;

(v)               engage in any short sale with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vi)             except as otherwise set forth in this Agreement, take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Articles of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

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(vii)           call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Company’s Amended and Restated Articles of Incorporation or Bylaws, including, but not limited to, a “town hall meeting;”

(viii)         publicly seek, alone or in concert with others, representation on the Board, except as expressly permitted by this Agreement;

(ix)             initiate, encourage or in any “vote no,” “withhold” or similar campaign;

(x)              deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock (other than any such voting trust, arrangement or agreement solely among the members of the Investor Group that is otherwise in accordance with this Agreement);

(xi)            seek, or knowingly encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek or knowingly encourage any action with respect to the election or removal of any directors of the Company or with respect to the submission of any stockholder proposals (including any submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act);

(xii)           form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than the Investor Group);

(xiii)         demand a copy of the Company’s list of stockholders or its other books and records, whether pursuant to the Minnesota Business Corporation Act (the “MBCA”) or pursuant to any other statutory right;

(xiv)         commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors in order to, directly or indirectly, effect any of the actions expressly prohibited by this Agreement or cause the Company to amend or waive any of the provisions of this Agreement; provided, however, that for the avoidance of doubt, the foregoing shall not prevent any of the Investor Group from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against an Investor, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in any correspondence between the Company and the Investor Group prior to the date hereof, or (D) exercising statutory dissenters, appraisal or similar rights under the MBCA; provided, further, that the foregoing shall also not prevent the Investors from responding to or complying with a validly issued legal process in connection with litigation that it did not initiate, invite, facilitate or encourage, except as otherwise permitted in this Section (3)(a)(xv);

(xv)           disclose publicly or privately in a manner that could reasonably be expected to become public any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

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(xvi)         enter into any negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, or advise, knowingly assist, knowingly encourage or knowingly seek to persuade any person or entity to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(xvii)       make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any party;

(xviii)     take any action challenging the validity or enforceability of any of the provisions of this Section 3 or publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement, or (B) take any action challenging the validity or enforceability of any provisions of this Section 3; or

(xix)         otherwise take, or solicit, cause or encourage others to take, any action inconsistent with the foregoing.

(b)          Notwithstanding the foregoing, the provisions of this Section 3 shall not limit in any respect the actions of any director of the Company (including, but not limited to, the New Independent Director) in his or her capacity as such, recognizing that such actions are subject to such director’s fiduciary duties to the Company and its stockholders (it being understood and agreed that neither the Investors nor any of their Affiliates or Associates shall seek to do indirectly through the New Independent Director anything that would be prohibited if done by any of the Investors or their Affiliates and Associates directly).

(c)          The foregoing provisions of this Section 3 shall not be deemed to prohibit the Investor Group or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Investor Agents”) from communicating privately regarding or privately advocating for or against any of the matters described in this Section 3 with the Company’s directors or officers, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests.

(d)          As of the date of this Agreement, none of the Investors are engaged in any discussions or negotiations with any person, and do not have any agreements, arrangements, or understandings, written or oral, formal or informal, and whether or not legally enforceable with any person concerning the acquisition of economic ownership of any securities of the Company, and have no actual and non-public knowledge that any other shareholders of the Company, including, but not limited to, any shareholders that have a Schedule 13D currently on file with the SEC with respect to the Company, have any present or future intention of taking any actions that if taken by the Investors would violate any of the terms of this Agreement. The Investors agree to refrain from taking any actions during the Standstill Period to intentionally encourage other shareholders of the Company or any other persons to engage in any of the actions referred to in the previous sentence.

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(e)          As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; the terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own,” except that a person will also be deemed to economically own and to be the economic owner of (i) all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of Common Stock in which such person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock; the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and the term “Related Person” shall mean, as to any person, any Affiliates or Associates of such person.

(f)             Notwithstanding anything contained in this Agreement to the contrary:

(i)        The provisions of Sections 1, 2 and 3 of this Agreement shall automatically terminate upon (i) the announcement by the Company that it has entered into a definitive agreement with respect to any merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction that would, if consummated, result in the acquisition by any person or group of persons (other than any direct or indirect subsidiaries of the Company) of more than 50% of the Common Stock; or (ii) the commencement of any tender or exchange offer (by a person other than the Investor Group) which, if consummated, would result in the acquisition by any person or group of more than 50% of the Company common shares, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s shareholders reject such tender or exchange offer.

(g)            For purposes of this Agreement, “Standstill Period” shall mean the period commencing on the date of this Agreement and ending at 11:59 p.m., Eastern Time, on the date that is the earlier of (x)  ten (10) business days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2018 Annual Meeting (as set forth in the advance notice provisions of the Company’s Amended and Restated Bylaws), (y) one hundred (100) calendar days prior to the first anniversary of the 2017 Annual Meeting, or (z) upon ten (10) calendar days’ prior written notice delivered by any of the Investor Group to the Company following a material breach of this Agreement by the Company, including without limitation, the Company’s failure to appoint or nominate the New Independent Director and/or the Replacement New Independent Director in accordance with Section 1, in each case, if such breach has not been cured within such notice period, provided that any members of the Investor Group are not then in material breach of this Agreement;

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4.            Expenses. Each of the Company and the Investors shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing.

5.            Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

6.            Representations and Warranties of the Investors. Each Investor, on behalf of itself, severally represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Exhibit B and Exhibit B includes all Affiliates and Associates of any Investors that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute this Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof, (d) each of the Investors shall use its commercially reasonable efforts to cause its respective Affiliates and Associates to comply with the terms of this Agreement and (e) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound. The Investor Group acknowledges the Shareholder Rights Plan (the “Rights Plan”) with Wells Fargo Bank, N.A., a national banking association, and that under the Rights Plan, any Investor must seek a waiver from the Company under the Rights Plan prior to acquiring beneficial ownership of 4.99% or more of the Common Stock outstanding, subject to certain exceptions under the Rights Plan.

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7.            Mutual Non-Disparagement.

(a) Each Investor agrees that, until the earlier of (i) the expiration of the Standstill Period and (ii) any material breach of this Agreement by the Company (provided that the Company shall have three (3) business days following written notice from such Investor of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, publicly make, express, transmit, speak, write, or otherwise publicly state (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, Affiliates, Associates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates or Associates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, its business or any of the Company Representatives.

(b) The Company hereby agrees that, until the earlier of (i) the expiration of the Standstill Period and (ii) any material breach of this Agreement by an Investor (provided that such Investor shall have three (3) business days following written notice from the Company of any material breach to remedy such material breach if capable of remedy), neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, publicly make, express, transmit, speak, write, or otherwise publicly state (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal or in writing, that might reasonably be construed to be derogatory or critical of, or negative toward, the Investors or their Affiliates or Associates or any of the Investor Agents, or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its Affiliates or Associates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor, its business or any of the Investor Agents.

(c) Notwithstanding the foregoing, nothing in this Section 6 or elsewhere in this Agreement shall prohibit any party from making any statement or disclosure required under the federal securities laws or other applicable laws; provided, that such party must provide, to the extent legally permissible, advance written notice to the other parties, and to the extent practicable, at least two business days in advance, prior to making any such statement or disclosure required under the federal securities laws or other applicable laws that would otherwise be prohibited by the provisions of this Section 7, and reasonably consider any comments of such other parties.

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(d) The limitations set forth in Section 7(a) and 7(b) shall not prevent any party from responding to any public statement made by the other party of the nature described in Section 7(a) and 7(b) if such statement by the other party was made in breach of this Agreement.

8.            No Concession or Admission of Liability. This Agreement is being entered into for the purpose of avoiding litigation, uncertainty, controversy and legal expense, constitutes a compromise and settlement entered into by each party hereto, and shall not in any event constitute, be construed or deemed a concession or admission of any liability or wrongdoing of any of the parties.

9.            Public Announcements. During the Standstill Period, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Agreement or the appointments contemplated hereby or take any action that would require public disclosure thereof without the prior written consent of the other party, except as required by law or the rules of any stock exchange (and, in any event, each party will provide the other party, prior to making any such public announcement or statement, a reasonable opportunity to review and comment on such disclosure, to the extent reasonably practicable under the circumstances, and each party will consider any comments from the other in good faith) or with the prior written consent of the other party, and otherwise in accordance with this Agreement.

10.        SEC Filings. No later than four (4) business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto. The Company shall provide the Investor Group and its counsel a reasonable opportunity to review and comment on the Form 8-K prior to such filing, which comments shall be considered in good faith.

11.        Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

12.        Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated) or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

EVINE Live, Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344

Fax No.: (952) 943-6119

Email: tpeterman@evine.com

Attention: Timothy Peterman, Chief Financial Officer

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004

Fax No.: (202) 739-3001

Email: keith.gottfried@morganlewis.com

Attention: Keith E. Gottfried, Esq.

If to any Investor:

Clinton Group, Inc.

510 Madison Avenue, 9th Floor

New York, NY 10022

Fax No.: (212) 377-4252

Email: geh@clinton.com

Attention: George Hall, President

With copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Fax No.: (212) 593-5955

E-mail: eleazer.klein@srz.com

marc.weingarten@srz.com

Attention:  Eleazer Klein, Esq.

                     Marc Weingarten, Esq.

13.        Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the State of New York executed and to be performed wholly within the State of New York, except with respect to matters related to the voting of Company common shares and corporate governance matters (including fiduciary determinations) for which Minnesota law shall apply, in each case without reference to the choice of law or conflict of law principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

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14.        Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of federal or state courts of the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of New York, and each of the parties irrevocably waives the right to trial by jury, (c) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such party’s principal place of business or as otherwise provided by applicable law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action, suit or other legal proceeding is improper or (iii) this agreement, or the subject matter hereof, may not be enforced in or by such court.

15.        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.        Representative. Each Investor hereby irrevocably appoints Joseph A. De Perio as its attorney-in-fact and representative (the “Investor Group Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Group Representative or upon any document, notice, instruction or other writing given or executed by the Investor Group Representative.

17.        Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth herein.

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18.        Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

19.        Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

20.        Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

21.        Receipt of Adequate Information; No Reliance; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement, that it has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof, and that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Further, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

22.        Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

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23.        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

24.        Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the parties hereto, or in the case of the Investors, the Investor Group Representative, or their respective successors or assigns.

25.        Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable by the parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the parties; provided, however, that no party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company (with such consent specifically authorized in a written resolution adopted and approved by the unanimous vote of the entire membership of the Board), and with respect to the Company, the prior written consent of the Investor Group Representative.

26.        No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

27.        Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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[SIGNATURE PAGE TO COOPERATION AGREEMENT]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

EVINE LIVE INC.

By: /s/ Tim Peterman

Name: Tim Peterman

Title:   CFO

CLINTON GROUP, INC.

By: /s/ George Hall

Name: George Hall

Title:   President

GLASSBRIDGE ENTERPRISES, INC.

By: /s/ Joseph A. De Perio

Name: Joseph A. De Perio

Title:   Chairman of the Board

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EXHIBIT A

DIRECTOR CANDIDATE POOL

Scott R. Arnold

Rodney Bienvenu

Joseph A. De Perio

Daniel A. Strauss

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EXHIBIT B

STOCKHOLDERS, AFFILIATES, AND OWNERSHIP

Investor	Shares of Common Stock Beneficially Owned
Clinton Group, Inc.	1,464,883
Clinton Madison Investment Fund, L.P.	1,094,218
HCM Clinton Equity Strategies Ltd.	335,855
GEH Capital, Inc.	34,810
George Hall	1,464,883
GlassBridge Enterprises, Inc.	806,825
Aggregate total beneficially owned by the Investor Group:	2,271,708

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